AMENDMENT TO
                     CUSTODY, ADMINISTRATION AND ACCOUNTING
                               SERVICES AGREEMENT

     This Amendment effective the 1st day of December, 2004 to the Custody, Administration and Accounting Services Agreement effective as of the 1st day of October, 2003 (the "Agreement") by and between Mellon Institutional Funds Master Portfolio (the "Trust") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article VI, Section 12.d. of the Agreement, the Trust and Mellon wish to amend the Agreement to modify certain of the administration services Mellon provides to the Trust;

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Paragraph 2.a. of Article IV of the Agreement and renumber the remaining subparagraphs under Paragraph 2. accordingly.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4. The Trust and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                     MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO

                                     By: /s/ BARBARA A. MCCANN
                                         ---------------------------------------
                                     Name: Barbara A. McCann
                                     Title: Secretary and Vice President

                                     MELLON BANK, N.A.

                                     By: /s/ CANDICE WALKER
                                         ---------------------------------------
                                     Name: Candice Walker
                                     Title: Vice President